UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2013

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California		94597
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2013, Central Garden & Pet Company (the “Company”) entered into a Consulting Services Agreement with Gus Halas, President and Chief Executive Officer of the Central Operating Companies (the “Consulting Agreement”) that will become effective at a future date to be determined by the Company. Until then, Mr. Halas will continue in his present role as President and Chief Executive Officer of the Central Operating Companies. The Consulting Agreement shall become effective on the date the Company provides written notice that Mr. Halas’ Employment Agreement, dated April 15, 2011, is to be replaced and superseded by the Consulting Agreement (the “Effective Date”) and shall continue in effect for a period of 57 months thereafter unless sooner terminated. After the Effective Date, Mr. Halas will become an consultant and will perform advisory and strategic services for the Company for an average of three days per week during the initial 24 months (the “Initial Term”) and an average of up to ten hours per month during the remaining months (the “Remaining Term”). The Company shall pay Mr. Halas $95,881 per month during the Initial Term and $19,567 per month during the Remaining Term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ William E. Brown
William E. Brown
Chairman and Chief Executive Officer

Dated: January 16, 2013